Exhibit 99.1

CAD ENTERPRISES, INC.

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

For the Years Ended March 31, 2018 and 2017

 INDEX

Page

Independent Auditor’s Report

Balance Sheet	2 - 3

Statement of Income	4

Statement of Comprehensive Income	5

Statement of Stockholders’ Equity	6

Statement of Cash Flows	7

Notes to Financial Statements	8 - 19

INDEPENDENT AUDITOR’S REPORT

To the Management of Hickok, Inc.

Cleveland, Ohio

We have audited the accompanying financial statements of CAD Enterprises, Inc., which comprise the balance sheets as of March 31, 2018 and 2017, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CAD Enterprises, Inc. as of March 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

MEADEN & MOORE, LTD.

Cleveland, Ohio

September 10, 2018

BALANCE SHEET

CAD Enterprises, Inc.

	March 31
	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$1,282,308	$1,509,785
Trade receivables	1,897,086	2,479,240
Inventories	2,262,198	1,607,539
Due from officers	4,887	4,152
Prepaid pension	-	238,622
Prepaid expense	45,204	131,440

Total Current Assets	5,491,683	5,970,778

PROPERTY AND EQUIPMENT - AT COST:
Machinery and equipment	15,310,089	15,141,718
Furniture and fixtures	84,817	84,817
Automotive equipment	119,438	159,293
Leasehold improvements	174,282	174,282

Total Property and Equipment	15,688,626	15,560,110

Less: Accumulated depreciation	(10,744,597)	(9,734,591)

Net Property and Equipment	4,944,029	5,825,519

OTHER ASSETS:
Deposits	25,263	25,263

Total Assets	$10,460,975	$11,821,560

See accompanying notes.

	March 31
	2018	2017
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,909,212	$1,651,768
Accrued liabilities	170,198	1,369,733
Current portion of deferred tax	-	43,237
Current maturities of related party debt	134,059	144,292
Current maturities of long-term debt	512,820	548,033

Total Current Liabilities	2,726,289	3,757,063

LONG-TERM LIABILITIES:
Related party debt net of current portion	74,903	311,719
Long-term debt net of current portion	227,454	740,123
Deferred income taxes	486,615	957,709

Total Long-Term Liabilities	788,972	2,009,551

Total Liabilities	3,515,261	5,766,614

STOCKHOLDERS' EQUITY:
Common stock, $1 par value, 1,000,000 shares authorized, 30,000 shares issued and outstanding	30,000	30,000
Minimum pension liability adjustment (net of tax)	-	(1,402,909)
Retained earnings	6,915,714	7,427,855

Total Stockholders' Equity	6,945,714	6,054,946

Total Liabilities and Stockholders' Equity	$10,460,975	$11,821,560

STATEMENT OF INCOME

CAD Enterprises, Inc.

	Year Ended March 31
	2018	2017

Sales	$30,196,920	$33,550,252

Cost of goods sold	26,463,788	28,844,808

Gross profit	3,733,132	4,705,444

Selling and administrative expenses	2,670,058	3,946,387

Income from operations	1,063,074	759,057

Other Income (Expense):
Interest expense	(46,834)	(53,138)
Loss on disposal of equipment	(4,650)	(9,734)
Interest income	2,227	10,331
Cash balance plan termination	(2,364,241)	-
Other income	-	31,669

Other (Expense) - Net	(2,413,498)	(20,872)

Income (Loss) before income taxes	(1,350,424)	738,185
(Provision for)/Recovery of income taxes	1,025,783	(243,006)

Net Income (Loss)	$(324,641)	$495,179

See accompanying notes.

STATEMENT OF COMPREHENSIVE INCOME

CAD Enterprises, Inc.

	Year Ended March 31
	2018	2017

Net Income (Loss)	$(324,641)	$495,179

Other Comprehensive Income (Loss) - Net of Tax:
Minimum pension liability adjustment	1,402,909	(436,670)

Comprehensive Income	$1,078,268	$58,509

See accompanying notes.

STATEMENT OF STOCKHOLDERS' EQUITY

CAD Enterprises, Inc.

Year Ended March 31, 2018 and 2017

	Common Stock	Retained Earnings	Minimum Pension Liability Adjustment	Total

Balance - April 1, 2016	$30,000	$7,045,176	$(966,239)	$6,108,937

Net income	-	495,179	-	495,179

Minimum pension liability adjustment (net of tax)	-	-	(436,670)	(436,670)

Dividends declared and paid	-	(112,500)	-	(112,500)

Balance - March 31, 2017	30,000	7,427,855	(1,402,909)	6,054,946

Net loss	-	(324,641)	-	(324,641)

Minimum pension liability adjustment (net of tax)	-	-	1,402,909	1,402,909

Dividends declared and paid	-	(187,500)	-	(187,500)

Balance - March 31, 2018	$30,000	$6,915,714	$-	$6,945,714

See accompanying notes.

STATEMENT OF CASH FLOWS

CAD Enterprises, Inc.

	Year Ended March 31
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(324,641)	$495,179
Adjustments to reconcile Net Income (Net Loss) to Net Cash Provided by Operating Activities:
Depreciation	1,039,899	1,069,363
Cash balance plan termination	1,402,909	-
Change in deferred income taxes	(514,331)	133,454
Loss on disposal of equipment	4,650	9,734
(Increase) Decrease in Assets:
Trade receivables	582,154	(446,531)
Inventories	(654,659)	(431,302)
Prepaid benefit cost	238,622	(31,624)
Prepaid expenses	86,236	(74,569)
Other current assets and other assets	-	57,824
Increase (Decrease) in Liabilities:
Account payable	257,444	(184,213)
Accrued liabilities	(1,199,535)	(217,288)

Net Cash Provided by Operating Activities	918,748	380,027

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(168,373)	(1,387,594)
Proceeds from sale of equipment	5,314	8,500
Officer advances	(735)	(4,152)

Net Cash Used in Investing Activities	(163,794)	(1,383,246)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(547,882)	(738,661)
Proceeds from long-term debt	-	1,207,100
Payments on related party notes	(247,049)	(467,841)
Dividends paid	(187,500)	(112,500)

Net Cash Used in Financing Activities	(982,431)	(111,902)

Net Decrease in Cash	(227,477)	(1,115,121)
Cash - Beginning of the Year	1,509,785	2,624,906
Cash - End of the Year	$1,282,308	$1,509,785

Supplemental Disclosure of Cash Flow Information:
Interest paid	$48,579	$53,138
Income taxes paid	$137,000	$184,000

See accompanying notes.

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

1	Summary of Significant Accounting Policies

Description of Business

The Company is incorporated in the State of Arizona and is engaged in the business of precision machining of aerospace and military hardware. The customers of the Company are primarily in North America.

Effective July 1, 2018, Hickok Incorporated, an Ohio corporation completed the acquisition of all of the issued and outstanding shares of capital stock of CAD Enterprises, Inc., pursuant to a Share Purchase Agreement entered into as of July 5, 2018. Upon closing of the transaction, the shares were transferred and assigned to Hickok Incorporated in consideration of the payment by Hickok Incorporated of an aggregate purchase price of $21 million.

Revenue Recognition

Revenue consists of sales of aerospace and military hardware. Revenue is recognized when goods are shipped to the customer.

Cash and Cash Equivalents

For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

At times during the year, the Company maintained funds on deposit at its banks in excess of FDIC insurance limits.

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect. Management provides for uncollectible amounts based on its assessment of the current status of individual accounts. No allowance was deemed necessary for 2018 or 2017.

Inventories

Inventories consist of forgings, raw materials and supplies, parts in progress and finished parts. Inventory is stated at the lower of cost or market (2017) or lower of cost or net realizable value (2018) using the first-in, first-out (“FIFO”) method. Inventory for work in progress was calculated at March 31, 2018 and 2017 using management’s estimate of costs incurred for items in progress. Inventory is fully collateralized by a bank. Inventories consist of the following:

	2018	2017
Raw materials	$353,099	$282,640
Finished goods	882,604	179,478
Work in progress	966,540	1,117,619
Tooling	59,955	27,802
	$2,262,198	$1,607,539

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

1	Summary of Significant Accounting Policies, Continued

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost and related accumulated depreciation of properties sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

The Company provides for depreciation of property and equipment generally using straight-line and accelerated methods for both financial reporting and federal income tax purposes over the estimated useful lives of the assets as follows:

Class	Years
Leasehold improvements	7	-	15
Machinery and equipment		10
Vehicles		5
Furniture and fixtures		10
Office equipment		10

The property and equipment owned by the Company is fully collateralized by a bank. The total amount of depreciation expense charged to operations for March 31, 2018 and 2017 was $1,039,899 and $1,069,363, respectively.

Shipping and Handling Costs

The Company charges its customers shipping and handling fees at the time the products are shipped. The cost of shipping products to the customer is recognized at the time the products are shipped to the customer and is included in cost of sales.

Income Taxes

The provision for income taxes is computed on financial statement income. Where transactions are included in the determination of taxable income in a different year, deferred income tax accounting is used. See Note 11 for the details of deferred income taxes.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes which requires the deferred tax assets and liabilities be reported together as a single noncurrent item on the classified balance sheet. For financial reporting simplification purposes, the Company elected to early adopt ASU 2015-17 as of April 1, 2017 and applied it prospectively as allowed by the standard. Accordingly, the prior periods have not been retrospectively adjusted for the new standard.

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

1	Summary of Significant Accounting Policies, Continued

Accounting for Uncertainty in Income Taxes

The provisions of "Accounting for Uncertainty in Income Taxes" prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company recognizes interest and penalties accrued related to unrecognized tax uncertainties in income tax expense, if any. The Company has determined that there are no material uncertain tax positions.

Freight Costs

It is the Company’s policy to classify freight costs as part of cost of goods sold in the Statement of Income. Total freight costs for the years ended March 31, 2018 and 2017 was $87,120 and $95,573, respectively.

Warranty Costs

Warranty costs are charged to operations when incurred. There were immaterial costs related to warranties for the period ended March 31, 2018 and 2017.

Research and Development

Research and development costs for new products or improvements of existing products are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value Measurements

As defined in FASB ASC 820, Fair Value Measurements, fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable firm inputs.

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

1	Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the examination of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

●	Quoted prices for similar assets or liabilities in active markets;

●	Quoted prices for identical or similar assets or liabilities in inactive markets;

●	Inputs other than quoted prices that are observable for the asset or liability;

●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

2	Major Customers

The Company generated a significant portion of its income from one customer during the years ended March 31, 2018 and 2017. During 2018 and 2017, the Company reported revenues of $30,196,920 and $33,550,252 and receivables of $1,897,086 and $2,479,240. Of these amounts, $28,932,665 (95%) and $32,179,713 (96%) of revenues and $1,751,700 (92%) and $2,307,418 (93%) of receivables were from this major customer.

3	Due from Officers

During the years ended March 31, 2018 and 2017, the Company advanced the officers $46,055 and $40,033, leaving a remaining balance due to the Company of $4,887 and $4,152. The amount was unsecured with interest accruing at 3.0%. In 2018 and 2017, respectively, $735 and $468 in interest was paid on the advance.

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

4	Revolving Line-of-Credit - Bank

The Company has a $2,300,000 revolving line-of-credit agreement with a bank with interest payable monthly at 2.17% over the one month LIBOR index (3.856% at March 31, 2018). The line expired on August 19, 2018 and was secured by all of the Company’s receivables, inventory, business assets and a combined $3 million personal guarantee from the officers of the Company.

The line-of-credit agreement also contains requirements relating to maintenance of financial ratios, financial reporting requirements and additional information and conditions. At March 31, 2018, the Company was in compliance with all debt covenant requirements. The unused balance of the line-of-credit as of March 31, 2018 and 2017 was $2,300,000.

5	Revolving Line-of-Credit - Related Party

The Company had a $1,000,000 revolving line-of-credit with Loudermilk Inc., an entity owned by the officers of the Company, with interest payable monthly at 4.0%. The line expired on August 1, 2017 and was unsecured. There were no outstanding balances or interest paid in 2018 or 2017.

6	Accrued Liabilities

Accrued liabilities consist of the following:

	2018	2017
Accrued payroll and payroll taxes	$137,850	$150,872
Accrued retirement plan contributions	-	1,187,326
Accrued property taxes	30,866	28,308
Accrued interest	1,482	3,227

Total Accrued Liabilities	$170,198	$1,369,733

7	Long-Term Debt

	2018	2017
Long-term debt consists of the following:

Note payable dated July 2016, in the amount of $698,600, payable in 36 monthly installments of $20,386, which includes interest at 3.225%; secured by all the Company’s receivables, inventory, and business assets.	$318,057	$548,368

Note payable dated January 2017, in the amount of $508,500, payable in 36 monthly installments of $14,994, which includes interest at 3.914%; secured by all the Company’s receivables, inventory, and business assets.	317,757	481,695

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

7	Long-Term Debt, Continued

	2018	2017
Note payable dated November 2015, in the amount of $456,168, payable in 36 monthly installments of $13,305, which includes interest at 3.15%; secured by all the Company’s receivables, inventory, and business assets.	104,460	258,093

Total debt	740,274	1,288,156
Less: Current maturities	(512,820)	(548,033)

Total Long-Term Debt	$227,454	$740,123

Maturities of long-term debt are as follows:

Years Ending March 31	Amount

2019	$512,820
2020	227,454

Total	$740,274

Subsequent to year-end, the loans were paid off pursuant to a stock sale agreement (see Note 1).

8	Notes Payable – Related Party

In April 2014, the Company signed a promissory note with Loudermilk, Inc., a related party through common ownership, totaling $870,572. The loan is unsecured with a fixed interest rate of 3%. The loan is payable in 84 monthly installments of principal and interest of $11,500. The balance of the loan as of March 31, 2018 and 2017 was $208,962 and $438,301 and the total interest paid was $12,161 and $15,154, respectively.

In May 2015, the Company signed a promissory note with Loudermilk, Inc. totaling $204,930. The loan is unsecured with a fixed interest rate of 4%. The loan is payable in 24 monthly installments of principal and interest of $8,899. The balance of the loan as of March 31, 2017 was $17,710 and the total interest paid during the fiscal year was $2,971. The loan was paid in full as of March 31, 2018 and the total interest paid during the fiscal year was $89.

Maturities of related party long-term debt are as follows:

Years Ending March 31	Related Party

2019	$134,059
2021	74,903

Total Debt	208,962
Less: Current maturities	(134,059)

Total Long-Term Debt	$74,903

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

9	Commitments and Related Party Transactions

The Company leases three buildings from Loudermilk, Inc. One building is located at 302 North 52nd Avenue, Lot 18 in Phoenix. The building is leased for $24,000 a month and expires on June 1, 2022. The second building is located at 303 North 52nd Avenue, Lot 17 in Phoenix and is leased for $21,000 a month and expires on June 1, 2022. The third building is located at 340 North 52nd Avenue in Phoenix and is leased for $22,000 per month plus CAM charges and expires May 1, 2027.

Rent in the amount of $909,448 and $902,898 was expensed for the years ended March 31, 2018 and 2017, respectively. These amounts include $105,448 and $98,898 in property tax payments for the years ended March 31, 2018 and 2017, respectively.

In February 2016, the Company signed a triple net lease for a building located at 420 North 52nd Avenue, Suite 4 in Phoenix from a third party. The base rent for the building is $6,605 a month plus CAM charges beginning in July 2016 and expires on June 30, 2019. Rent increases annually to $6,803 in May 2017, $7,007 in May 2018 and $7,217 in May 2019. Rent in the amount of $81,438 and $97,899 was expensed for the years ended March 31, 2018 and 2017, respectively.

In October 2014, the Company signed an operating lease for multiple copiers. The copiers are leased for $2,533 a month and the lease expires September 1, 2018. Total rent expense for the years ended March 31, 2018 and 2017 was $30,396 and $25,896, respectively.

Future minimum lease payments for the Company’s operating leases are as follows:

Years Ending March 31	Related Party	Third Party	Copiers

2019	$804,000	$83,880	$15,198
2020	804,000	21,441	-
2021	804,000	-	-
2022	804,000	-	-
2023	354,000	-	-
Thereafter	1,078,000	-	-

Total	$4,648,000	$105,321	$15,198

The Company is party to a procurement agreement with their largest customer. The agreement was extended for five years, October 1, 2015 through September 30, 2020 and states that the customer will purchase specific products and services from the Company at set prices provided the Company remains in compliance with its contractual obligations.

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

10	Retirement Plans

Profit Sharing Plan

The Company has adopted a 401(k) profit sharing plan and trust for its employees who meet the plan’s service requirements. There were no contributions made to the plan during the year ended March 31, 2018. The required contribution to the plan was $521,124, less forfeitures of $33,798, for a total of $487,326 for 2017.

Cash Balance Pension Plan

The cash balance pension plan is a defined benefit pension plan covering substantiality all employees. Employees with five or more years of service are entitled to annual pension benefits beginning at normal retirement age, as defined in the Plan document. The annual benefit is derived from a formula based upon final average earnings and years of credited service. The plan does not permit for early retirement benefits to be distributed to employees. All participants are eligible to retire with their full retirement benefit on the later of attaining the age of 62 or completing 5 years of active participation. Upon normal retirement, each participant will be entitled to a benefit payable based on the following:

●	Group 1 (Shareholders): 10% of average monthly compensation for each year of participation.

●	Group 2 (All other participants): 0.5% of average monthly compensation for each year of participation.

In addition, interest is credited each year using the applicable interest rate based on short term interest rates in effect the prior year.  The accumulated plan benefits for active employees are based on their average annual compensation during the highest fifty consecutive calendar years of employment.

The Trustees of the Plan elected to terminate the Plan as of December 31, 2016. As such, participants have become 100% vested in their accounts. The accrued benefit of each participant is 100% vested to the extent of funding at date of termination. The net assets of the plan are allocated, as prescribed by ERISA and its related regulations, providing the following benefits in the order indicated:

1.

Annuity benefits that former employees or their beneficiaries have been receiving for the last three years, or that employees eligible to retire for that three-year period would have been receiving if they had retired with benefits in the normal form of annuity under the Plan. The priority amount is limited to the lowest benefit that was payable (or would have been payable) during those three years. The amount is further limited to the lowest benefit that would be payable under the Plan provisions in effect at any time during the five years preceding Plan termination.

2.	Other vested benefits insured by the Pension Benefit Guaranty Corporation (PBGC) (a U.S. government agency) up to the applicable limitations (discussed subsequently).

3.	All other vested benefits (that is, vested benefits not insured by the PBGC).

4.	All nonvested benefits.

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

10	Pension Plans, Continued

Certain benefits under the Plan are insured by the PBGC upon Plan termination. The PBGC had selected the Plan for a termination audit; the Company has received notice from the PBGC that the audit of the Plan has been completed and no violations were disclosed.

The Plan’s assets were invested in 100% cash and cash equivalents (Level 1) at March 31, 2017. All assets of the Plan were distributed to participants, and liabilities settled, by December 14, 2017. The following is a statement of the funded status as of March 31:

	2018	2017

Projected benefit obligation	$-	$6,326,822

Accumulated benefit obligation	$-	$6,326,822

Fair value of plan assets	-	6,565,444

Net minimum pension asset	$-	$(238,622)

Prepaid benefit cost	$-	$2,364,241
Minimum pension liability	-	(2,125,619)
Net minimum pension asset	$-	$238,622

Minimum pension liability	$-	$2,125,619
Tax effect	-	(722,710)
	$-	$1,402,909

	2018	2017
Adjustment required to recognize minimum pension liability:
Net periodic pension cost	$2,364,241	$668,376
Employer contributions	-	(700,000)
Funded status as of prior year-end	(238,622)	(868,619)
Funded status as of current year-end	-	238,622

Gain/(loss)	2,125,619	(661,621)
Tax effect	(722,710)	224,951

Net adjustment recorded in Other Comprehensive Income	$1,402,909	$(436,670)

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

10	Pension Plans, Continued

	2018	2017
Fiscal activity:
Benefit cost	$2,364,241	$668,376
Employer contributions	$-	$700,000
Benefits paid	$6,645,344	$408,605

	2018	2017
Weighted average assumptions as of March 31:
Discount rate	N/A	5.67%
Expected return on plan assets	N/A	1.70%

11	Income Taxes

The income tax provision for the year ended March 31, 2018 consists of the following:

	Federal	State	Total
Current Provision	$2,140,435	$-	$2,140,435
Deferred (tax rate change effect)	(573,836)	(26,485)	(600,321)
Deferred - current year	(544,037)	29,706	(514,331)
Recovery of income taxes	$1,022,562	$3,221	$1,025,783

The income tax provision for the year ended March 31, 2017 consists of the following:

	Federal	State	Total
Current Provision	$109,552	$-	$109,552
Deferred	128,754	4,700	133,454
Provision for income taxes	$238,306	$4,700	$243,006

The Company’s total deferred tax assets and deferred tax liabilities at March 31, 2018 are as follows:

	Federal	State	Total
Deferred tax assets:
Section 1231 loss carryover	$7,952	$1,856	$9,808
Inventory section 263A	29,541	6,8933	6,434
Research credits	-	509,068	509,068
Total deferred tax assets	37,493	517,817	555,310

Deferred tax liabilities:
Fixed assets/accumulated depreciation	(844,804)	(197,121)	(1,041,925)

Net deferred tax (liabilities) benefit	$(807,311)	$320,696	$(486,615)

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

11	Income Taxes, Continued

The Company’s total deferred tax assets and deferred tax liabilities at March 31, 2017 are as follows:

	Federal	State	Total
Deferred tax assets:
Section 1231 loss carryover	$12,874	$2,083	$14,957
Inventory section 263A	38,595	6,2434	4,838
Research credits	246,319	566,694	813,013
Total deferred tax assets	297,788	575,020	872,808

Deferred tax liabilities:
Minimum pension liability	(70,380)	-	(70,380)
Fixed assets/accumulated depreciation	(1,552,271)	(251,103)	(1,803,374)
Net deferred tax (liabilities) benefit	$(1,324,863)	$323,917	$(1,000,946)

The expected federal and state income tax rates used to compute the deferred income taxes was reduced during the fiscal year ended March 31, 2018 due to the newly enacted tax law. Federal income tax rates were reduced from 34% to 21% and state income tax rates were reduced from 5.5% to 4.9%. Total benefit from the change in tax law included in the provision from income taxes for the fiscal year ended March 31, 2018 was $600,321.

The Company has a state carryforward for unused credit for increasing research activities totaling $509,068. The state unused research credit can be carried forward 15 years and will expire between 2027 and 2030. The federal return has a carryforward of a section 1231 loss carryover of $37,867. There are no expiration dates on the section 1231 loss. For the years ended March 31, 2018 and 2017, there was no valuation allowance used on the deduction carryforwards since the Company is expecting an increase in taxable income that will utilize these items before they expire.

12	Variable Interest Entities

Pursuant to FASB ASC 810-10 a variable interest entity (VIE) must be consolidated when financial statements are presented in accordance with generally accepted accounting principles. In March 2014, FASB issued ASU No. 2014-07, Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements which was adopted by the Company. Under this accounting alternative, a private company, at its option, would be exempt from applying the VIE model when certain criteria are met. Loudermilk, Inc.’s primary purpose is to house the Company’s assets and the Company’s have a leasing arrangement, as described in Note 9. Management has therefore elected the alternative to not consolidate the VIE.

The officers have personally guaranteed debt for both entities. The amount of Loudermilk, Inc.’s indebtedness guaranteed by the stockholders as of December 31, 2017 and 2016 was $1,429,183 and $1,623,230.

NOTES TO FINANCIAL STATEMENTS

CAD Enterprises, Inc.

13	Dividends Paid

During the years ended March 31, 2018 and 2017, management approved the payment of dividends to the stockholder on a quarterly basis. Cash dividends were paid during the year equaling $1.25 per share ($37,500) for five quarters in 2018, which includes the first quarter payment for the fiscal year March 31, 2019, and three quarters in 2017. There were no declared dividends that were unpaid as of March 31, 2018 and 2017.

14	Subsequent Events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements.

Subsequent events have been evaluated for recognition and disclosure through September 10, 2018, the date the financial statements were available to be issued. There have been no subsequent events requiring disclosure other than the acquisition discussed in Note 1.